SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


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                              NETRO CORPORATION

                (Name of Registrant as Specified in its Charter)

                              C. ROBERT COATES
                              ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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     3)     Filing Party: C. Robert Coates
     4)     Date Filed: May 20, 2002


  (These materials are intended to be released to one or more shareholders, inconjunction with the previously supplied Definitive Proxy Statement currently on file, on or about April 05, 2002)
                ==============================================


                            FIRST CAUSE OF ACTION
          (Against Defendants Baruch, Merens, Lange, Tischer, Minar
                 and Von Lehman For Breach of Fiduciary Duty)

34. Plaintiff incorporates by reference and realleges each allegation set forth above as though set forth at length herein.

35. At all relevant times, defendants Baruch, Merens, Lange, Tischer, Minar, and Von Lehman (the "Director Defendants") were members of the RNA Board of Directors. As such, each of the Director Defendants are fiduciaries of RNA and all its shareholders, and owe to them the duty to conduct the business of RNA loyally, faithfully, carefully, diligently and prudently. Each of the Director Defendants voted in favor of the Settlement between RNA and ACLARA described in paragraph 25, above.

36. Each of the Director Defendants suffered from disabling conflicts of interest which prevented them from acting in the best interests of RNA and its shareholders when voting to approve the Settlement of potential claims between ACLARA and RNA, including the following: (i) defendant Baruch's conflict of interest arising from his dual role as Chairman of the Board of both ACLARA and RNA, as well as the conflict of interest arising from his unlawful conduct in connection with ACLARA's Redemption of it's Series A Preferred Stock from RNA, as detailed in paragraph 18, above,; (ii) defendant Meren's conflict of interest arising from his ownership of control of a substantial equity stake in ACLARA, through his position as an employee and agent of Dow, as detailed in paragraph 5, above; (iii) the conflict of interest suffered by defendants Lange, Tischer and Minar arising from their positions as representatives of Rodenstock on the RNA Board, and (iv) the conflict of interest suffered by defendant Von Lehman based upon his potential liability to RNA for approving the Redemption without properly discharging his fiduciary duty of care in considering this transaction.

37. Each of the Director Defendants, in their respective roles as directors of RNA, participated in the acts of mismanagement and self-dealing alleged herein, by settling the ACLARA claim for tens of millions of dollars less than the value of that claim, and have therefore misused corporate assets. In so doing, the Director Defendants breached their duty of care, loyalty and accountability to the shareholders of RNA by acting out of self- interest, and failing to act as an ordinary prudent person would have acted in a like position.

38. As a result of the Director Defendants' wrongful conduct and wrongful actions, RNA has suffered considerable damage to the value of its assets.

39. By reason of the foregoing, each of the Director Defendants has breached his fiduciary duty to care and loyalty to RNA and its shareholders.

40. RNA and its shareholders have been injured by reason of the Director Defendants' breach of their fiduciary duties to the RNA. Plaintiff, as a shareholder and representative of RNA, seeks damages and other relief for RNA as hereinafter set forth.

                            SECOND CAUSE OF ACTION
            (Against The Director Defendants For Corporate Waste)

41. Plaintiff incorporates by reference and realleges each allegation set forth above as though set forth at length herein. Each of the Director Defendants owes and owed to RNA the obligation to protect RNA's assets from loss or waste.

42. As specified above, each of the Director Defendants knew or should have known that RNA possessed significant, viable legal claims against defendants ACLARA, Baruch and Merens arising form the Redemption, as set forth in paragraph 19, above. The Director Defendants also knew or should have known that the recoverable damages from this claim exceeded $100 million. By agreeing to settle these claims with ACLARA for $1.75 million, without even commencing litigation, the Director Defendant caused RNA to lose a substantial asset for grossly inadequate consideration, which constitutes corporate waste.

43. By reason of the foregoing, RNA has sustained and will continue to sustain serious damages and irreparable injury, for which relief is sought herein.

44. The plaintiff and RNA are therefore entitled to judgment against the Director Defendants as specified below.

                            THIRD CAUSE OF ACTION
        (Mandatory Injunctive Relief Against The Director Defendants)

45. Plaintiff incorporates by reference and realleges each allegation set forth above as though set forth at length herein.

46. As described herein, RNA's Settlement with ACLARA arising from the Redemption constitutes corporate waste.

47. As further described herein, the RNA Board of Directors act of approving the Settlement constitutes a breach of those directors' duty of loyalty to RNA. As such, the Settlement with ACLARA is an ultra vires act. For these reasons, the RNA Board of Directors action of settling RNA's claim against ACLARA is void.

48. Further, as described herein, the Redemption itself resulted from the failure of ACLARA, along with defendants Baruch and Merens, to disclose material facts concerning this transaction, including the following: (i) Baruch had purchased shares of ACLARA stock at a significantly higher price two months prior to the Redemption; (ii) ACLARA was negotiating a private placement of its stock at a significantly higher price at the time of the Redemption; and (iii) ACLARA was planning to commence an IPO of its stock at a significantly higher price at the time of the Redemption. Had these materials facts been disclosed, the RNA Board would not have approved the Redemption.

49. RNA has suffered, and will continue to suffer, irreparable injury as a result of the Settlement and RNA's failure to pursue its legal remedies arising from the Redemption. Accordingly, mandatory injunctive relief compelling the Director Defendants to rescind the Settlement and the Redemption is appropriate.

                            FOURTH CAUSE OF ACTION
         (Against Defendant Rodenstock For Breach of Fiduciary Duty)

50. Plaintiff incorporates by reference and realleges each allegation set forth above as though set forth at length herein.

51. As the majority, controlling shareholder of RNA, with the power to appoint three members of the RNA Board of Directors, Rodenstock is a fiduciary of the minority shareholders of RNA, and owes them fiduciary duties of care, loyalty and good faith in exercising its control or influence over the business and affairs of RNA.

52. By instructing its representatives on the RNA Board to vote in favor of the Settlement of potential claims with ACLARA, and voting its own shares in favor of this Settlement, Rodenstock acted in its own self-interest, and to the detriment of RNA and its minority shareholders. As detailed in paragraph 26, above, Rodenstock acted in this unlawful manner for the purpose of avoiding liability for its agents' improper conduct in failing to exercise due care in connection with the Redemption of the Series A Preferred Stock at a price far below its fair value.

53. By reason of the foregoing, Rodenstock breached its fiduciary duties to RNA and its minority shareholders. RAN and its minority shareholders have been injured by reason of Rodenstock's breach of its fiduciary duties.

                            FIFTH CAUSE OF ACTION
              (Against Defendant ACLARA For Abiding and Abetting
                          Breach of Fiduciary Duty)

54. Plaintiff incorporates by reference and realleges each allegation set forth above as though set forth at length herein.

55. As set forth above, each of the RNA Defendants breached their fiduciary duties to RNA and its shareholders by agreeing to the improper Settlement of claims with ACLARA in exchange for grossly inadequate consideration. ACLARA, through the direct participation of its Chairman, defendant Baruch, knowingly participated in and assisted the breaches of fiduciary duty committed by the RNA Defendants, as detailed herein. Without ACLARA's direct participation and substantial assistance, defendants would have been unable to commit these fiduciary breaches, and consummate a Settlement that constitutes a waste of corporate assets.

56. ACLARA's substantial assistance in the unlawful conduct complained of herein was knowing, intentional, and provided for the purpose of shielding itself from liability for its own misconduct in connection with the Redemption of its shares from RNA.

57. As a result of ACLARA's wrongful conduct and wrongful actions, RNA has suffered considerable damage to the value of its assets.

                              PRAYERS FOR RELIEF

        Wherefore, plaintiff on behalf of RNA, prays for judgment against defendants, and each of them jointly and severally as follows:

        A. Determining that this suit is a proper derivative action and certifying plaintiff as an appropriate representative of Rodenstock North America, Inc. for this action pursuant to
                Section 800 of the California Corporations Code;

        B. Determining and awarding RNA damages for defendants' breaches of fiduciary duty and waste of corporate assets;

        C. Determining and awarding RNA the damages sustained as a result of the violations set forth above from each defendant, jointly and severally, together with interest thereon;

        D. Awarding plaintiff the costs and disbursements of this action, including reasonable fees and costs to plaintiff's attorneys and experts; Determining RNA's Settlement with ACLARA to be an ultra vires, act and therefore null and void;

        E. Issuing a mandatory injunction compelling the current RNA Director Defendants to seek a rescission of the Settlement and the Redemption; and Granting such other and further relief as the Court deems just and proper.

                                 Jury Demand

        Plaintiff demands a trial by jury of all issues so triable.

Dated:  April 26, 2001

BERNSTEIN LITOWITZ BERGER
& GROSSMANN LLP


/s/ Alan Schulman
    -------------
    ALAN SCHULMAN

WOLFRAM WORMS
12730 High Bluff Drive, Suite 100
San Diego, CA 92130
Tel:    (858)793-0070
Fax:   (858) 793-0323

Attorneys for Plaintiff

        I, Yehochai Schneider, a duly authorized representative of S&A Biotech Investments, LLC, hereby declare:

        On behalf of S&A Biotech Investments, LLC, the plaintiff in the captioned matter, I have read the foregoing Shareholders' Verified Derivative Complaint and know its contents. I am informed and believe and, on the ground, allege that the matters stated therein are true and correct.

        I declare under penalty of perjury that the foregoing is true and correct.

        Executed this 10th  day of April, 2001, in Los Angeles, California.


/s/ Yehochai Schneider
    ------------------
    Yehochai Schneider